Exhibit 99.1

VERISIGN TO SELL AUTHENTICATION SERVICES BUSINESS

TO SYMANTEC FOR $1.28 BILLION

MOUNTAIN VIEW, CA (May 19, 2010) – VeriSign, Inc. [NASDAQ: VRSN] today announced a definitive agreement to sell its Authentication Services business to Symantec Corp. [NASDAQ: SYMC] for approximately $1.28 billion in cash. This business, which includes the industry-leading Secure Sockets Layer (SSL) encryption certification services, the managed Public Key Infrastructure (PKI) platform and the company’s ownership stake in VeriSign Japan, contributed approximately $101.9 million or 39 percent of VeriSign’s revenues in the quarter ended March 31, 2010.

“This transaction allows VeriSign to focus on the growing Internet infrastructure services business, where we expect to build on our expertise and record of success as the longtime operator of the .com and .net domain infrastructures. Following the close of this transaction, VeriSign will have a strong balance sheet, growth opportunities and a continuing commitment to deliver value to our customers and shareholders,” said Mark McLaughlin, VeriSign president and CEO. “The market for security and authentication services is rapidly changing in favor of large distribution channels, extensive product sets and integrated service delivery. We believe Symantec’s leading position as the premier end-to-end security provider will enable them to better serve our authentication customers and accelerate market growth.”

“For 15 years, VeriSign has pioneered the SSL and related authentication services business,” said Jim Bidzos, VeriSign founder and executive chairman. “Today, Symantec is the best company to drive this business forward, and we believe this transaction will benefit our employees, customers and shareholders.”

Transaction Details

The agreement provides that Symantec will acquire the assets of VeriSign’s Authentication Services business, including its ownership stake in VeriSign Japan as well as certain brands and trademarks such as VeriSign’s check mark.

Symantec has indicated that it expects to offer positions to most of VeriSign’s authentication employees to support the business. VeriSign has agreed to support the business after the transaction’s close by providing transitional services to Symantec. Following the close of the transaction, VeriSign expects to eliminate some positions that will not move to Symantec and that will not be required for its future operations.

The boards of both VeriSign and Symantec have unanimously approved this transaction, which is not subject to financing contingencies or shareholder approval. The transaction is expected to close in 60 to 90 days or upon receipt of regulatory approval.

Business Focus Post-Closing

Following the close of this transaction, VeriSign’s remaining business will consist of its Naming Services business, which contributed approximately $162 million or 61 percent of the company’s revenues in the quarter ended March 31, 2010.

“We will continue to focus on the growth strategies we’ve previously articulated for our domain name and infrastructure availability businesses,” said McLaughlin. “These include leveraging our existing infrastructure capabilities for new services, expanding internationally and pursuing new top-level domain opportunities.”

J.P. Morgan Securities Inc. acted as VeriSign’s financial advisor and Cleary Gottlieb Steen & Hamilton LLP acted as VeriSign’s legal advisor on the transaction.

Conference Call

VeriSign will host a live teleconference on May 19, 2010 at 1:30 p.m. (PDT) to review the transaction. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-0374 (international). A listen-only live web cast and accompanying slide presentation will also be available at https://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 7247739) beginning at 3:30 p.m. (PDT) on May 19 and will run through May 26. This press release is also available at https://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

# # #

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices; the current global economic downturn; challenges to ongoing privatization of Internet administration; new or existing governmental laws and regulations; changes in customer behavior; the inability of VeriSign to successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; challenges to the building of trust on the Internet; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; the uncertainty of whether Project Apollo will achieve its stated objectives, and the risk that the sale of VeriSign’s Authentication Services business to Symantec may not be consummated or may be delayed as a result of the inability of the parties to obtain required governmental approvals, the assertion of claims by third parties or other reasons. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

VRSNF

Contacts:

Media:

Brad Williams

(650) 426-5298

brwilliams@verisign.com

Investors:

Nancy Fazioli

(650) 426-5146

nfazioli@verisign.com

2